UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): June 27, 2008

TELOS CORPORATION

(Exact name of registrant as specified in its charter)

Maryland	001-8443	52-0880974
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

19886 Ashburn Road, Ashburn, Virginia	20147-2358
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (703) 724-3800

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 8 – Other Events

Item 8.01	Other Events

On June 27, 2008, the Circuit Court for Baltimore City granted the Preliminary Injunction filed by Telos Corporation (hereinafter “Telos” or “Company”) on April 23, 2008 against Seth W. Hamot and Andrew R. Siegel, the Class D Directors of the Company, regarding their interference with the Company’s relationship with its current and former auditors, Reznick Group, P.C. (“Reznick”) and Goodman & Company, L.L.P. (“Goodman”), respectively. A copy of the Preliminary Injunction is attached as Exhibit 99.1. The Court ordered Hamot and Siegel to:

… cease, desist and refrain from any and all direct and indirect contact or communications (whether verbal, written, or otherwise) with Goodman, Reznick, or any other former, current or future auditors of Telos Corporation, or with any agents or representatives of any such auditors, regarding the conduct herein prohibited, during the pendency of this litigation or until such time as Telos obtains audited financial statements for 2007 and files its 10-K with the SEC.

The Court further prohibited Hamot and Siegel from:

… engaging in contacts, communications or other conduct prohibited by this Order acting either singly or in concert with others, including any entities that they control or through which they operate, including, but not limited to, Costa Brava, RRHCM and RRH [Roark, Rearden, & Hamot Capital Management, LLC and Roark, Rearden & Hamot entities, respectively]. It specifically prohibits any such actions or conduct undertaken through or in concert or collusion with other persons or entities, including, but not limited to, Wynnefield Partners Small Cap Value, L.P. (“Wynnefield”), Paul Berger or any other ERPS holders.

The Order further states:

In this case, Telos has contractual relationships with both Reznick and Goodman, which are reflected in their engagement letters with Telos, and Hamot and Siegel had knowledge of these relationships. The record further indicates that Hamot and Siegel intentionally interfered with these relationships, and that their interference caused the non-performance by Reznick and Goodman of the services they were engaged to perform, as well as Reznick’s termination of the engagement. Thus, Telos has raised a substantial claim for tortuous interference with contract under the facts presented.

… As discussed above, the record indicates that Telos is likely to demonstrate that Hamot and Siegel intentionally sought to interfere with Reznick’s audit through questionable and potentially misleading communications and barely-veiled threats of litigation, and that their interference caused Reznick to resign. Telos, therefore, has also raised claims going to the merits of its count for tortuous interference with business or economic relations.

The Order also states that “Telos is likely to demonstrate that their conduct was not just wrongful, but unlawful.” It asserts that “Telos is likely to show that Hamot and Siegel used potentially misleading communications and threats of litigation in an effort to dictate the accounting treatment that Reznick should adopt, thereby running afoul of Sarbanes-Oxley section 303 and SEC Rule 13b2-2 and providing another basis for liability for tortuous interference with business or economic relations.”

In addition, the Order states:

Here, the conduct by Hamot and Siegel indicates that they put their interests ahead of the corporation they were supposed to be serving and sought to disrupt the company’s essential relationships to serve their own ends. Indeed, even after being advised at Telos’ April 2, 2008, board meeting that their conduct was jeopardizing the company’s relationship with its auditor, they continued to send more communications to Reznick attempting to influence its opinions. … Given the record before the Court, it appears that Telos likely will be able to demonstrate that Hamot and Siegel breached their fiduciary duties to the company.

Lastly, the Order states that “the public interest favors Telos.” It states:

When directors with conflicted interests are allowed to interfere with that [audit] process, the public’s interest in the integrity of the process – and its interest in the integrity of the financial information that ultimately will be provided to the investing public – suffers. Moreover, it also is in the public interest to protect the operational status quo of an ongoing viable business, which employs over 500 people and provides essential services to the United States military.

The aforementioned Order was a result of the Counterclaim and a Motion for Preliminary Injunction against Hamot and Siegel for their improper communications with Reznick that the Company filed on April 23, 2008. As previously stated Reznick believes that the communications impaired their independence and led to their resignation as of April 16, 2008.

The Class D Directors filed a Motion to Dismiss the Counterclaim on May 21, 2008, and Telos filed its opposition on June 6, 2008. The Class D Directors filed their reply memorandum on June 13, 2008. The hearing on the Motion to Dismiss was held on July 7, 2008. The Court has not yet ruled on this motion.

As previously reported in Section II of Item 4.01 of the Form 8-K filed on April 23, 2008, the Class D Directors, and those acting in concert with them, have repeatedly communicated with Reznick’s senior management and the engagement team. Such communications have been brought to the attention of the Audit Committee by the Reznick engagement team. In an effort to address the communications, the Board of Directors, at its April 2, 2008 meeting, advised the Class D Directors that their efforts were inconsistent with the Company’s corporate governance policy and practices regarding the Audit Committee and its engagement of independent auditors. Specifically, the Board of Directors and the Audit Committee requested that the Class D

Directors cease and desist their efforts to force upon the Company’s past and present independent auditors their self-interested attempts to change a specific accounting treatment of their ERPS obligations from that of a non-current liability to a current liability.

The Class D Directors were advised by the Board of Directors that such conduct, as evidenced in their auditor communications was in violation of Section 303(a) of the Sarbanes-Oxley Act of 2002 (“SOX 303”) and Final Rule 13B2-2(b)(1). The Class D Directors would not respond (other than to state “no comment”) to numerous requests from Director Bernard Bailey and other directors as to the allegations of SOX 303 violations, as to the Board of Directors’ request to cease and desist such conduct and as to their bad faith and breach of fiduciary duty regarding their false and misleading disclosures of conflict of interest in their 2007 and 2008 director and officer questionnaires.

As previously reported on the Form 8-K filed on July 13, 2007, Goodman, the former independent accountants of the Company, had resigned effective July 24, 2007. Goodman also stated that it resigned because its independence was impaired. In particular, Goodman determined that it could no longer serve as the Company’s independent accountant because Hamot and Siegel had been elected to the Company’s Board of Directors effective June 18, 2007.

On March 28, 2008, Roark, Rearden & Hamot Capital Management, LLC (“RRHCM”), the general partner of Costa Brava Partnership III L.P. (of which Seth Hamot is the managing member), sent a letter to Goodman, in which it demanded that Goodman withdraw its audit opinion for the years 2006, 2005 and 2004. In addition, the letter threatened further legal action against Goodman, stating “Costa Brava reserves its right to bring claims against Goodman for any damages resulting from clean audit opinions relating to past or future financial statements.”

Subsequently, on May 23, 2008, Costa Brava filed its new Complaint against Goodman in the Circuit Court of the County of Fairfax, Virginia, alleging that Goodman filed false audit opinions with the SEC in Telos’ 2005 and 2006 Forms 10-K. To date, this complaint has been filed but not yet been served on Goodman.

Section 9 – Financial Statements and Exhibits

Item 9.01	Financial Statements and Exhibits

(d)	Exhibits

The following exhibit is furnished as part of this report.

99.1	Preliminary Injunction dated June 27, 2008

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TELOS CORPORATION

Date: July 8, 2008	By:	/s/ Michele Nakazawa
Michele Nakazawa
Chief Financial Officer